Exhibit 99.1
Isabella Bank Corporation Reports Fourth Quarter 2024 Results
MT. PLEASANT, MICHIGAN — January 30, 2025 — Isabella Bank Corporation (OTCQX: ISBA) (the “Company” or "we") reported fourth quarter 2024 net income of $4.0 million, or $0.54 per diluted share, an increase compared to $3.8 million, or $0.51 per diluted share in the same quarter of 2023. The non-GAAP measure of core earnings in the fourth quarter 2024 totaled $3.9 million, or $0.52 per diluted share, an increase compared to $3.8 million, or $0.50 per diluted share for the same quarter of 2023.
For the full year, net income was $13.9 million, or $1.86 per diluted share, compared to $18.2 million, or $2.40 per diluted share for 2023. The non-GAAP measure of 2024 core earnings was $15.0 million, or $2.01 per diluted share, compared to $18.0 million, or $2.37 per diluted share, in 2023.
FOURTH QUARTER 2024 HIGHLIGHTS (compared to fourth quarter 2023, unless otherwise stated)
•Return on assets of 0.76%, compared to 0.73%
•Core loan growth of 4% annualized, compared to 6%
•Net interest margin of 2.99%, compared to 2.83%
•Noninterest income growth of 13%, compared to 3%
•Net loan charge-offs to average loans of 0.01%, compared to 0.03%
“Over the past several quarters we've emphasized that our financial performance is based on the strength of our core operations and maintaining our earnings momentum, and this quarter reflected the same focus,” said the Chief Executive Officer Jerome Schwind. He noted that net interest margin expanded again in the fourth quarter, when non-recurring loan recoveries are excluded, and continue to grow core loans while adhering to our disciplined credit culture.

"We enter 2025 looking forward to continued repricing of low fixed rate loans to variable rates, and the redeployment of more than $70 million of securities that will amortize and mature during the year," Schwind added. "Our teams also have been working on initiatives that will drive higher noninterest income, mostly in the second half of 2025. We are well-positioned to deliver long-term value to our shareholders in 2025 and beyond.

"What sets Isabella Bank apart is the talent, dedication, and teamwork of our employees, who continue to deliver exceptional service and financial strength, as noted by reader's choice awards across our market," Schwind added. In September 2024, the Company was honored as the Best Bank in Isabella County by The Morning Sun People’s Choice Awards. In December 2024, Midland Daily News recognized Isabella Bank as the Best Bank in Midland County through its Reader’s Choice Awards. Most recently, in January 2025, The Pioneer named Isabella Bank the Best Bank in Mecosta County serving the Big Rapids region in its Pioneer All Area Reader’s Choice Awards.

FINANCIAL CONDITION (December 31, 2024 compared to September 30, 2024, unless otherwise noted)
Total assets were $2.1 billion, down $20.7 million, primarily due to relatively flat total loans and a decline in available-for-sale (AFS) securities from amortization, maturities and a lower valuation of the portfolio in the fourth quarter.
AFS securities were $489.0 million, down $17.8 million, at the end of fourth quarter 2024. The decrease was due to a $5.5 million increase in the net unrealized loss and $17.7 million of amortization and maturities related to agency and municipal securities, offset by $5,400 of municipal bond purchases. Net unrealized losses on securities totaled $26 million and $21 million at the end of the fourth and third quarters, respectively. Net unrealized losses as a percentage of total AFS securities increased to 5% from 4% at the end of the third quarter of 2024 due to an increase in bond yields. While bond rates may vary from quarter to quarter, unrealized losses are expected to decrease as bonds approach their maturity dates over the next two years.
Total loans remained steady at $1.42 billion at the end of the fourth quarter, due to an increase of $11.0 million in residential loans and $4.3 million in commercial and industrial loans, offset by a $13.1 million decrease in advances to mortgage brokers. The increase in residential loans was related to steady new volume and continued slowing of prepayments. The growth in commercial and industrial loans primarily was in the hotel and construction industries. While commercial real estate loans remained relatively flat with the third quarter of 2024, the fourth quarter included a payoff of a $6.4 million relationship that had an elevated credit risk. Core loans, which excluded advances to mortgage brokers, grew $12.4 million or 4% on an annualized basis.
The allowance for credit losses increased $260 thousand to $12.9 million at the end of the fourth quarter of 2024. The increase mostly reflects $118 thousand from core loan growth, and the impact from a few commercial loans migrating to a special mention risk rating during the quarter. The downgraded loans are well collateralized and are not an indication of a negative trend in the broader portfolio. Nonaccrual loan balances decreased $265 thousand to $282 thousand at the end of the fourth quarter of 2024. Past due and accruing accounts between 30 to 89 days, as a percentage of total loans, was 0.40% compared to 0.16% at the end of third quarter 2024. The increase primarily was due to customers who typically make payments about 30 days in arrears, which becomes overdue in months with 31 days. Accordingly, the increase is not believed to be an indication of deteriorating credit quality.
Total deposits were $1.75 billion, down $34.8 million, at the end of the fourth quarter. The slight decrease primarily was due to an outflow from businesses and municipalities consistent with normal seasonal patterns, in addition to some expected outflows to fund large, regional projects. Certificates of Deposit accounts (CDs) were up $4.0 million, driven by the rate environment that attracted customers and investors as a safe place with a competitive rate.

Tangible book value per share was $21.82 as of December 31, 2024, compared to $22.14 on September 30, 2024. Net unrealized losses on AFS securities reduced tangible book value per share by $2.82 and $2.23 for the respective periods. Share repurchases totaled 27,608 during the fourth quarter for a value of $657 thousand at an average price of $23.80.
RESULTS OF OPERATIONS (December 31, 2024 to December 31, 2023 quarterly comparison, unless otherwise noted)
Net interest margin (NIM) was 2.99%, an increase from 2.98% last quarter and 2.83% in the fourth quarter of 2023. During the third quarter, we recovered the full contractual interest from two commercial loans that previously were charged off, which contributed 6 basis points to NIM. The book yield from securities was 2.18% and 2.23% during fourth quarters of 2024 and 2023, respectively. The weighted average maturity of our U.S. Treasury portfolio is less than 1.4 years, and the proceeds are expected to be reinvested in market rate loans and securities, or to pay off borrowed funds. The yield on loans expanded to 5.67% in fourth quarter, up from 5.20% in the same quarter of 2023. The expansion in loan yields was a result of higher rates on new loans and fixed rate commercial loans that have and continue to reprice to variable rates. At the end of the fourth quarter, approximately 40% of commercial loans were fixed at rates lower than current market rates, but the majority will contractually reprice to variable rates over the next four years. Cost of interest-bearing liabilities increased to 2.38% from 2.11% in the fourth quarter of 2023, but have stabilized compared to the cost in the previous quarter of 2.43%.
The provision for credit losses in the fourth quarter 2024 was $376 thousand, which reflects the $260 thousand change in the allowance for credit losses on loans and net charge-offs totaling $102 thousand. The provision for loan losses in the same period of 2023 was $684 thousand reflecting $200 thousand from growth in core loans and $381 thousand in net charge-offs. Charge-offs in the fourth quarter of 2023 included a $247 thousand write down of a commercial and industrial loan that was recovered in the third quarter of 2024.

Noninterest income was $4.0 million, an increase from $3.5 million in the fourth quarter of 2023. Customer service fees grew $81 thousand based on a higher number of transactional accounts. Wealth management income increased $119 thousand, or 13%, due to higher assets under management (AUM). Average AUM in the fourth quarter 2024 increased $53.6 million, or 9% over the prior year quarter, driven by growth in new accounts and higher security valuations. Other noninterest income in the fourth quarter 2024 included a $103 thousand recovery from a security that was written down in a previous year and $74 thousand from net gains on foreclosed assets.
Noninterest expenses were $13.3 million in the fourth quarter 2024 compared to $11.9 million in same quarter of 2023. The change mostly was due to higher compensation and benefit expenses totaling $1.2 million, which reflect annual merit increases in 2024 and more medical insurance claims compared to the fourth quarter of 2023.

About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Stonegate Capital Partners, Inc. (www.stonegateinc.com).
Contact
Lori Peterson, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Forward-Looking Statements
Information in this release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result", “expect”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, or included in any subsequent filing by the Company with the Securities and Exchange Commission. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Company cautions you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided in this release.

Table Index	Consolidated Financial Schedules (Unaudited)
A	Selected Financial Data
B	Consolidated Balance Sheets - Quarterly Trend
C	Consolidated Statements of Income
D	Consolidated Statements of Income - Quarterly Trend
E	Average Yields and Costs
F	Average Balances
G	Asset Quality Analysis
H	Consolidated Loan and Deposit Analysis
I	Reconciliation of Non-GAAP Financial Measures

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts and ratios)

	Three Months Ended
	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
PER SHARE
Basic earnings	$0.54	$0.44	$0.47	$0.42	$0.51
Diluted earnings	0.54	0.44	0.46	0.42	0.51
Core diluted earnings (2)	0.52	0.61	0.46	0.41	0.50
Dividends	0.28	0.28	0.28	0.28	0.28
Book value (1)	28.32	28.63	27.06	26.80	27.04
Tangible book value (1)	21.82	22.14	20.60	20.35	20.59
Market price (1)	25.99	21.21	18.20	19.40	21.50
Common shares outstanding (1) (3)	7,424,893	7,438,720	7,474,016	7,488,101	7,485,889
Average number of diluted common shares outstanding (3)	7,453,033	7,473,184	7,494,828	7,507,739	7,526,515
PERFORMANCE RATIOS
Return on average total assets	0.76%	0.62%	0.68%	0.61%	0.73%
Core return on average total assets (2)	0.74%	0.87%	0.68%	0.60%	0.73%
Return on average shareholders' equity	7.47%	6.26%	6.97%	6.19%	7.98%
Core return on average shareholders' equity (2)	7.29%	8.70%	6.96%	6.08%	7.97%
Return on average tangible shareholders' equity	9.66%	8.15%	9.19%	8.12%	10.73%
Core return on average tangible shareholders' equity (2)	9.43%	11.32%	9.17%	7.97%	10.71%
Net interest margin yield (fully taxable equivalent) (2)	2.99%	2.98%	2.85%	2.79%	2.83%
Efficiency ratio (2)	71.20%	72.30%	73.93%	74.84%	68.41%
Gross loan to deposit ratio (1)	81.48%	79.93%	80.22%	77.22%	78.29%
Shareholders' equity to total assets (1)	10.08%	10.11%	9.82%	9.75%	9.83%
Tangible shareholders' equity to tangible assets (1)	7.95%	8.00%	7.65%	7.58%	7.66%
ASSETS UNDER MANAGEMENT
Wealth assets under management (1)	658,042	679,858	647,850	660,645	641,027
ASSET QUALITY
Nonaccrual loans (1)	282	547	994	1,283	982
Foreclosed assets (1)	544	546	629	579	406
Net loan charge-offs (recoveries)	102	1,359	393	46	381
Net loan charge-offs (recoveries) to average loans outstanding	0.01%	0.10%	0.03%	0.00%	0.03%
Nonperforming loans to gross loans (1)	0.02%	0.04%	0.07%	0.09%	0.08%
Nonperforming assets to total assets (1)	0.04%	0.06%	0.08%	0.09%	0.07%
Allowance for credit losses to gross loans (1)	0.91%	0.89%	0.95%	0.98%	0.97%
CAPITAL RATIOS (1)
Tier 1 leverage	8.86%	8.77%	8.83%	8.80%	8.76%
Common equity tier 1 capital	12.21%	12.08%	12.37%	12.36%	12.54%
Tier 1 risk-based capital	12.21%	12.08%	12.37%	12.36%	12.54%
Total risk-based capital	15.06%	14.90%	15.29%	15.31%	15.52%
(1) At end of period
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I
(3) Whole shares

A

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
ASSETS
Cash and demand deposits due from banks	$22,830	$27,019	$22,690	$22,987	$25,628
Fed Funds sold and interest bearing balances due from banks	1,712	359	869	2,231	8,044
Total cash and cash equivalents	24,542	27,378	23,559	25,218	33,672

Available-for-sale securities, at fair value	489,029	506,806	505,646	517,585	528,148
Federal Home Loan Bank stock	12,762	12,762	12,762	12,762	12,762
Mortgage loans held-for-sale	242	504	637	366	—

Loans	1,423,571	1,424,283	1,381,636	1,365,508	1,349,463
Less allowance for credit losses	12,895	12,635	13,095	13,390	13,108
Net loans	1,410,676	1,411,648	1,368,541	1,352,118	1,336,355

Premises and equipment	27,659	27,674	27,843	27,951	27,639
Bank-owned life insurance policies	34,882	34,625	34,382	34,131	33,892
Goodwill and other intangible assets	48,283	48,283	48,283	48,284	48,284
Other assets	38,166	37,221	38,486	39,161	38,216
Total assets	$2,086,241	$2,106,901	$2,060,139	$2,057,576	$2,058,968
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Demand deposits	$416,373	$421,493	$412,193	$413,272	$428,505
Interest bearing demand deposits	341,366	376,592	338,329	349,401	320,737
Savings	601,730	600,150	603,328	639,491	628,079
Certificates of deposit	387,591	383,597	368,449	366,143	346,374
Total deposits	1,747,060	1,781,832	1,722,299	1,768,307	1,723,695
Short-term borrowings	53,567	52,434	44,194	42,998	46,801
Federal Home Loan Bank advances	30,000	15,000	45,000	—	40,000
Subordinated debt, net of unamortized issuance costs	29,424	29,402	29,380	29,357	29,335
Total borrowed funds	112,991	96,836	118,574	72,355	116,136

Other liabilities	15,914	15,248	17,017	16,240	16,735
Total liabilities	1,875,965	1,893,916	1,857,890	1,856,902	1,856,566
Shareholders’ equity
Common stock	126,224	125,218	126,126	126,656	127,323
Shares to be issued for deferred compensation obligations	2,383	3,981	3,951	3,890	3,693
Retained earnings	103,024	101,065	99,808	98,318	97,282
Accumulated other comprehensive income (loss)	(21,355)	(17,279)	(27,636)	(28,190)	(25,896)
Total shareholders’ equity	210,276	212,985	202,249	200,674	202,402
Total liabilities and shareholders' equity	$2,086,241	$2,106,901	$2,060,139	$2,057,576	$2,058,968

B

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Year Ended December 31
	2024	2023
Interest income
Loans	$77,295	$65,670
Available-for-sale securities	11,093	12,156
Federal Home Loan Bank stock	640	355
Federal funds sold and other	950	1,450
Total interest income	89,978	79,631
Interest expense
Deposits	29,690	18,352
Short-term borrowings	1,439	961
Federal Home Loan Bank advances	1,949	1,309
Subordinated debt, net of unamortized issuance costs	1,065	1,065
Total interest expense	34,143	21,687
Net interest income	55,835	57,944
Provision for credit losses	1,884	629
Net interest income after provision for credit losses	53,951	57,315
Noninterest income
Service charges and fees	8,626	8,297
Wealth management fees	4,041	3,557
Earnings on bank-owned life insurance policies	1,007	920
Net gain on sale of mortgage loans	213	317
Other	689	736
Total noninterest income	14,576	13,827
Noninterest expenses
Compensation and benefits	28,576	25,905
Occupancy and equipment	10,524	10,297
Other professional services	2,212	2,340
ATM and debit card fees	1,975	1,767
FDIC insurance premiums	1,132	922
Other	7,710	8,079
Total noninterest expenses	52,129	49,310
Income before income tax expense	16,398	21,832
Income tax expense	2,509	3,665
Net income	$13,889	$18,167
Earnings per common share
Basic	$1.86	$2.42
Diluted	1.86	2.40
Cash dividends per common share	1.12	1.12

C

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
Interest income
Loans	$20,145	$20,230	$18,863	$18,057	17,580
Available-for-sale securities	2,656	2,749	2,804	2,884	2,926
Federal Home Loan Bank stock	168	168	158	146	129
Federal funds sold and other	200	194	263	293	421
Total interest income	23,169	23,341	22,088	21,380	21,056
Interest expense
Deposits	7,583	7,631	7,313	7,163	6,399
Short-term borrowings	413	384	321	321	357
Federal Home Loan Bank advances	352	571	638	388	422
Subordinated debt, net of unamortized issuance costs	266	267	266	266	266
Total interest expense	8,614	8,853	8,538	8,138	7,444
Net interest income	14,555	14,488	13,550	13,242	13,612
Provision for credit losses	376	946	170	392	684
Net interest income after provision for credit losses	14,179	13,542	13,380	12,850	12,928
Noninterest income
Service charges and fees	2,293	2,159	2,128	2,046	2,212
Wealth management fees	1,051	1,003	1,048	939	932
Earnings on bank-owned life insurance policies	259	252	253	243	239
Net gain on sale of mortgage loans	75	37	67	34	85
Other	294	77	112	206	48
Total noninterest income	3,972	3,528	3,608	3,468	3,516
Noninterest expenses
Compensation and benefits	7,340	7,251	6,970	7,015	6,116
Occupancy and equipment	2,554	2,645	2,619	2,706	2,554
Other professional services	584	588	527	513	576
ATM and debit card fees	516	503	487	469	487
FDIC insurance premiums	309	291	280	252	233
Other	2,027	1,950	2,012	1,721	1,949
Total noninterest expenses	13,330	13,228	12,895	12,676	11,915
Income before income tax expense	4,821	3,842	4,093	3,642	4,529
Income tax expense	825	561	612	511	726
Net income	$3,996	$3,281	$3,481	$3,131	$3,803
Earnings per common share
Basic	$0.54	$0.44	$0.47	$0.42	$0.51
Diluted	0.54	0.44	0.46	0.42	0.51
Cash dividends per common share	0.28	0.28	0.28	0.28	0.28

D

AVERAGE YIELDS AND COSTS (UNAUDITED)
The following schedules present yield and daily average amounts outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. For analytical purposes, interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Federal Reserve Bank restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
INTEREST EARNING ASSETS
Loans (1)	5.67%	5.73%	5.52%	5.38%	5.20%
Available-for-sale securities	2.18%	2.21%	2.24%	2.26%	2.23%
Federal Home Loan Bank stock	5.24%	5.24%	4.98%	4.60%	4.04%
Fed funds sold	4.59%	5.55%	5.51%	5.72%	5.71%
Other	5.00%	5.29%	7.53%	4.67%	6.20%
Total interest earning assets	4.74%	4.77%	4.61%	4.47%	4.35%
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	0.41%	0.33%	0.39%	0.48%	0.63%
Savings	2.17%	2.28%	2.18%	2.11%	1.76%
Certificates of deposit	4.07%	4.13%	4.01%	3.84%	3.60%
Short-term borrowings	3.30%	3.17%	3.18%	3.18%	2.83%
Federal Home Loan Bank advances	4.77%	5.60%	5.64%	5.64%	5.64%
Subordinated debt, net of unamortized issuance costs	3.60%	3.61%	3.64%	3.65%	3.60%
Total interest bearing liabilities	2.38%	2.43%	2.39%	2.28%	2.11%
Net yield on interest earning assets (FTE) (2)	2.99%	2.98%	2.85%	2.79%	2.83%

Net interest spread	2.36%	2.34%	2.22%	2.19%	2.24%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I

E

AVERAGE BALANCES (UNAUDITED)
(Dollars in thousands)

	Three Months Ended
	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
INTEREST EARNING ASSETS
Loans (1)	$1,412,578	$1,403,810	$1,375,523	$1,348,749	$1,340,271
Available-for-sale securities (2)	522,733	536,379	545,827	557,030	564,068
Federal Home Loan Bank stock	12,762	12,762	12,762	12,762	12,762
Fed funds sold	8	4	7	7	13
Other (3)	15,905	14,597	14,054	25,210	26,823
Total interest earning assets	1,963,986	1,967,552	1,948,173	1,943,758	1,943,937
NONEARNING ASSETS
Allowance for credit losses	(12,598)	(13,125)	(13,431)	(13,100)	(12,780)
Cash and demand deposits due from banks	22,800	25,903	23,931	24,018	23,244
Premises and equipment	27,773	27,868	27,999	28,022	27,444
Other assets	92,608	87,002	80,539	84,059	71,592
Total assets	$2,094,569	$2,095,200	$2,067,211	$2,066,757	$2,053,437
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$345,529	$358,383	$342,931	$345,842	$317,996
Savings	599,833	599,679	613,601	633,904	634,539
Certificates of deposit	386,871	375,936	366,440	357,541	338,852
Short-term borrowings	49,777	48,151	40,593	40,623	50,049
Federal Home Loan Bank advances	29,346	40,588	45,510	27,692	29,674
Subordinated debt, net of unamortized issuance costs	29,410	29,388	29,365	29,342	29,320
Total interest bearing liabilities	1,440,766	1,452,125	1,438,440	1,434,944	1,400,430
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS' EQUITY
Demand deposits	425,116	418,973	411,282	412,228	446,747
Other liabilities	15,775	15,658	16,755	16,151	17,302
Shareholders’ equity	212,912	208,444	200,734	203,434	188,958
Total liabilities and shareholders’ equity	$2,094,569	$2,095,200	$2,067,211	$2,066,757	$2,053,437
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale securities are based on amortized cost
(3) Includes average interest-bearing deposits with other banks, net of Federal Reserve daily cash letter

F

ASSET QUALITY ANALYSIS (UNAUDITED)
(Dollars in thousands)
The following table outlines our quarter-to-date asset quality analysis as of, and for the three-month periods ended:

	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
NONPERFORMING ASSETS
Commercial and industrial	$—	$120	$271	$567	$491
Commercial real estate	—	—	—	234	—
Agricultural	—	—	167	189	205
Residential real estate	282	427	556	293	286
Consumer	—	—	—	—	—
Total nonaccrual loans	282	547	994	1,283	982
Accruing loans past due 90 days or more	19	64	15	—	87
Total nonperforming loans	301	611	1,009	1,283	1,069
Foreclosed assets	544	546	629	579	406
Debt securities	—	12	12	12	12
Total nonperforming assets	$845	$1,169	$1,650	$1,874	$1,487
Nonperforming loans to gross loans	0.02%	0.04%	0.07%	0.09%	0.08%
Nonperforming assets to total assets	0.04%	0.06%	0.08%	0.09%	0.07%
Allowance for credit losses as a % of nonaccrual loans (1)	N/M	N/M	N/M	N/M	N/M
ALLOWANCE FOR CREDIT LOSSES
Allowance at beginning of period	$12,635	$13,095	$13,390	$13,108	$12,767
Charge-offs	299	1,767	527	191	452
Recoveries	197	408	134	145	71
Net loan charge-offs (recoveries)	102	1,359	393	46	381
Provision for credit losses - loans	362	899	98	328	722
Allowance at end of period	$12,895	$12,635	$13,095	$13,390	$13,108
Allowance for credit losses to gross loans	0.91%	0.89%	0.95%	0.98%	0.97%
Reserve for unfunded commitments	512	498	450	379	315
Provision for credit losses - unfunded commitments	14	47	72	64	(38)
Reserve to unfunded commitments	0.15%	0.15%	0.14%	0.11%	0.10%
NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial and industrial	$13	$(6)	$334	$(2)	$242
Commercial real estate	(2)	(318)	(29)	(6)	(3)
Agricultural	(4)	—	—	(2)	(6)
Residential real estate	(16)	(20)	(19)	(63)	(14)
Consumer	111	1,703	107	119	162
Total	$102	$1,359	$393	$46	$381
Net (recoveries) charge-offs (Quarter to Date annualized to average loans)	0.03%	0.39%	0.11%	0.01%	0.11%
Net (recoveries) charge-offs (Year to Date annualized to average loans)	0.14%	0.17%	0.00%	0.00%	0.01%
DELINQUENT AND NONACCRUAL LOANS
Accruing loans 30-89 days past due	$5,682	$2,226	$1,484	$7,938	$3,895
Accruing loans past due 90 days or more	19	64	15	—	87
Total accruing past due loans	5,701	2,290	1,499	7,938	3,982
Nonaccrual loans	282	547	994	1,283	982
Total past due and nonaccrual loans	$5,983	$2,837	$2,493	$9,221	$4,964
(1) N/M: Not meaningful

G

CONSOLIDATED LOAN AND DEPOSIT ANALYSIS (UNAUDITED)
(Dollars in thousands)
Loan Analysis

	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023	Annualized Growth % Quarter to Date
Commercial and industrial	$244,894	$240,589	$238,245	$226,281	$209,738	7.16%
Commercial real estate	547,447	547,038	547,005	561,123	564,244	0.30%
Advances to mortgage brokers	63,080	76,187	39,300	29,688	18,541	(68.81)%
Agricultural	99,694	96,794	94,996	93,695	99,994	11.98%
Total commercial loans	955,115	960,608	919,546	910,787	892,517	(2.29)%
Residential real estate	380,872	369,846	365,188	356,658	356,418	11.92%
Consumer	87,584	93,829	96,902	98,063	100,528	(26.62)%
Gross loans	$1,423,571	$1,424,283	$1,381,636	$1,365,508	$1,349,463	(0.20)%

Deposit Analysis

	December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023	Annualized Growth % Quarter to Date
Noninterest bearing demand deposits	$416,373	$421,493	$412,193	$413,272	$428,505	(4.86)%
Interest bearing demand deposits	341,366	376,592	338,329	349,401	320,737	(37.42)%
Savings	601,730	600,150	603,328	639,491	628,079	1.05%
Certificates of deposit	387,591	383,597	368,449	366,143	346,374	4.16%
Total deposits	$1,747,060	$1,781,832	$1,722,299	$1,768,307	$1,723,695	(7.81)%

H

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in thousands except per share amounts and ratios)

		Three Months Ended
		December 31 2024	September 30 2024	June 30 2024	March 31 2024	December 31 2023
Net income		$3,996	$3,281	$3,481	$3,131	$3,803
Nonrecurring items
Net gains (losses) on foreclosed assets		74	4	6	69	8
Overdraft (charge-off) recoveries (1)		66	(1,622)	—	—	—
Profitability initiative cost		(23)	—	—	—	—
Income tax impact		(25)	340	(1)	(14)	(2)
Total nonrecurring items		92	(1,278)	5	55	6
Core net income	(A)	$3,904	$4,559	$3,476	$3,076	$3,797

Noninterest expenses		$13,330	$13,228	$12,895	$12,676	$11,915
Amortization of acquisition intangibles		1	—	1	—	1
Core noninterest expense	(B)	$13,329	$13,228	$12,894	$12,676	$11,914

Net interest income		$14,555	$14,488	$13,550	$13,242	$13,612
Tax equivalent adjustment for net interest margin		213	232	237	246	246
Net interest income (FTE)	(C)	14,768	14,720	13,787	13,488	13,858
Noninterest income		3,972	3,528	3,608	3,468	3,516
Tax equivalent adjustment for efficiency ratio		54	53	53	51	50
Core revenue (FTE)		18,794	18,301	17,448	17,007	17,424
Nonrecurring items
Net gains (losses) on foreclosed assets		74	4	6	69	8
Total nonrecurring items		74	4	6	69	8
Core revenue	(D)	$18,720	$18,297	$17,442	$16,938	$17,416
Efficiency ratio	(B/D)	71.20%	72.30%	73.93%	74.84%	68.41%

Average earning assets	(E)	1,963,986	1,967,552	1,948,173	1,943,758	1,943,937
Net yield on interest earning assets (FTE)	(C/E)	2.99%	2.98%	2.85%	2.79%	2.83%

Average assets	(F)	2,094,569	2,095,200	2,067,211	2,066,757	2,053,437
Average shareholders' equity	(G)	212,912	208,444	200,734	203,434	188,958
Average tangible shareholders' equity	(H)	164,629	160,161	152,451	155,150	140,674
Average diluted shares outstanding (2)	(I)	7,453,033	7,473,184	7,494,828	7,507,739	7,526,515

Core diluted earnings per share	(A/I)	$0.52	$0.61	$0.46	$0.41	$0.50
Core return on average assets	(A/F)	0.74%	0.87%	0.68%	0.60%	0.73%
Core return on average shareholders' equity	(A/G)	7.29%	8.70%	6.96%	6.08%	7.97%
Core return on average tangible shareholders' equity	(A/H)	9.43%	11.32%	9.17%	7.97%	10.71%
(1) Includes provision for credit losses related to overdrawn deposit accounts from a single customer in the third quarter of 2024.
(2) Whole shares
I